CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                              fonix CORPORATION

     fonix corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That pursuant to the recommendation of the Board of Directors of the Company, the following resolution amending the Certificate of Incorporation of the Company has been adopted by the vote of stockholders of the Company holding a majority of the outstanding stock entitled to vote thereon. The resolutions setting forth the amendment are as follows:

     RESOLVED, that the Company's Certificate of Incorporation be amended to authorize and provide for the issuance of a preferred stock of the Company as more fully set forth herein.

     FURTHER RESOLVED, the form of the Amendment to the Certificate of Incorporation of the Company (the " Amendment") attached hereto as Exhibit A is hereby adopted and approved. Pursuant to the Amendment, Article "FOURTH" of the Company's Certificate Of Incorporation will be amended to provide that the authorized capital of the Company will consist of 100,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of Preferred Stock, par value $.0001 per share, and that the Board of Directors of the Company shall have authority to create by resolution of the directors the powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions of any such series, to issue shares of one or more series of Preferred Stock of the Company, and to designate the relative rights and preferences of any such series.

     SECOND: That these resolutions have been adopted by written consent of stockholders holding a majority of the outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned hereby affirms, under penalties of perjury, that the foregoing instrument is the act and deed of the Company and that the facts stated therein are true. Dated this 24th day of September, 1997.

                                   fonix corporation

                                   By: /s/ JEFFREY N. CLAYTON
                                      ---------------------------------
                                        Jeffrey N. Clayton

                                   Title: Vice President and Secretary